Exhibit 99.1

West Corporation Reports First Quarter 2016 Results

Company Acquires Synrevoice, Declares Quarterly Dividend

OMAHA, NE, May 2, 2016 – West Corporation (Nasdaq:WSTC), a leading provider of technology-enabled communication services, today announced its first quarter 2016 results.

Key Quarterly Highlights:

•	Adjusted organic revenue grew[5] 3.5 percent

•	Free cash flow[1,2] grew 7.3 percent

•	Announced long-term agreement with AT&T in Safety Services

•	Acquired Synrevoice to expand K-12 footprint

•	Reduced debt by $30.9 million

•	Repurchased one million shares

“Growth in our core services along with expense management led to better than expected results this quarter,” said Tom Barker, chairman and chief executive officer. “One of the highlights of the first quarter was announcing a significant long-term agreement with AT&T in our Safety Services segment. We expect this partnership to drive faster adoption of next generation 9-1-1 across the country over the next several years.”

Select Financial Information

Unaudited, in millions except per share amounts	Three Months Ended March 31,
	2016	2015	% Change
Revenue	$570.8	$565.5	0.9%
Adjusted EBITDA from Continuing Operations[1]	165.6	169.1	-2.0%
EBITDA from Continuing Operations[1]	156.9	162.1	-3.2%
Adjusted Operating Income[1]	134.1	134.1	0.0%
Operating Income	108.9	110.7	-1.6%
Adjusted Income from Continuing Operations[1]	63.9	66.9	-4.5%
Income from Continuing Operations	44.6	48.6	-8.4%
Adjusted Earnings per Share from Continuing Operations - Diluted[1]	0.75	0.78	-3.8%
Earnings per Share from Continuing Operations - Diluted	0.53	0.56	-5.4%
Free Cash Flow from Continuing Operating Activities[1,2]	23.7	22.1	7.3%
Cash Flows from Continuing Operating Activities	60.1	58.4	2.8%
Cash Flows used in Continuing Investing Activities	(39.5)	(38.4)	2.8%
Cash Flows used in Continuing Financing Activities	(70.2)	(234.5)	-70.0%

Dividend

The Company today also announced a $0.225 per common share dividend. The dividend is payable on May 26, 2016, to shareholders of record as of the close of business on May 16, 2016.

Operating Results

For the first quarter of 2016, revenue was $570.8 million compared to $565.5 million for the same quarter of the previous year, an increase of 0.9 percent. Revenue from acquired entities3 was $7.3 million during the first quarter of 2016. Organic revenue for the quarter decreased by 0.3 percent. The Company’s revenue was negatively impacted by $3.7 million from foreign currency exchange rate fluctuations and by $18.2 million from two lost clients previously disclosed in 2014 and 2015. Adjusted organic growth5 for the first quarter was 3.5 percent. Details of the Company’s revenue growth are presented in the selected financial data table below.

The Unified Communications Services segment had revenue of $362.7 million in the first quarter of 2016, a 1.8 percent decrease compared to the same quarter of 2015. This decrease was primarily due to $18.2 million from the two previously disclosed lost clients and $3.7 million from the impact of foreign currency exchange rates, offset by $2.2 million in revenue from Magnetic North, which was acquired on October 31, 2015. Adjusted organic growth5 for the Unified Communications Services segment was 3.5 percent for the first quarter of 2016.

The Safety Services segment had revenue of $71.2 million in the first quarter of 2016, an increase of 3.8 percent from the first quarter of 2015. The increase in revenue was primarily due to sales to clients adopting new technologies, partially offset by price compression.

The Interactive Services segment had revenue of $71.7 million in the first quarter of 2016, 14.8 percent higher than the same quarter last year. This increase included $5.1 million from the acquisitions of SharpSchool, ClientTell and Synrevoice. Adjusted organic growth for the Interactive Services segment was 6.7 percent for the first quarter of 2016. Organic growth was primarily due to new clients in the education and healthcare markets and increased volumes from existing clients, partially offset by price compression.

The Specialized Agent Services segment had revenue of $68.4 million in the first quarter of 2016, an increase of 1.9 percent compared to the same quarter of the previous year. Growth in this segment was primarily driven by the Company’s revenue generation and healthcare advocacy businesses.

Adjusted EBITDA1 for the first quarter of 2016 was $165.6 million compared to $169.1 million for the first quarter of 2015, a decrease of 2.0 percent. EBITDA1 was $156.9 million in the first quarter of 2016 compared to $162.1 million in the first quarter of 2015.

Adjusted operating income1 was $134.1 million in both the first quarter of 2016 and 2015. Adjusted operating income as a percent of revenue was 23.5 percent in the first quarter of 2016 compared to 23.7 percent in the same quarter of 2015. Operating income was $108.9 million in the first quarter of 2016 compared to $110.7 million in the first quarter of 2015.

Adjusted income from continuing operations1 was $63.9 million in the first quarter of 2016, a decrease of 4.5 percent from the same quarter of 2015. Income from continuing operations decreased 8.4 percent to $44.6 million in the first quarter of 2016 compared to $48.6 million in the same quarter of 2015.

Balance Sheet, Cash Flow and Liquidity

At March 31, 2016, West Corporation had cash and cash equivalents totaling $133.3 million and working capital of $231.2 million. Interest expense and other financing charges were $39.0 million during the three months ended March 31, 2016 compared to $39.5 million during the comparable period of the prior year.

[1]	See Reconciliation of Non-GAAP Financial Measures below.
[2]	Free cash flow is calculated as cash flows from operating activities less cash capital expenditures.
[3]	Revenue growth attributable to acquired entities includes SharpSchool, Magnetic North, ClientTell and Synrevoice.
[4]	Based on loan covenants. Covenant loan ratio is debt net of cash and excludes accounts receivable securitization debt.
[5]	Adjusted organic growth is provided on the Selected Financial Data tables and excludes revenue from acquired entities, revenue from the two previously disclosed lost clients and the estimated impact of foreign currency exchange rates.
NM:	Not Meaningful

The Company’s net debt to pro forma adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities4, was 4.72x at March 31, 2016.

Cash flows from operations were $60.1 million for the first quarter of 2016 compared to $58.4 million in the same period of 2015. Free cash flow1,2 increased 7.3 percent to $23.7 million in the first quarter of 2016 compared to $22.1 million in the first quarter of 2015. This growth was driven by an increase in cash flows from operating activities which was positively impacted by net improvements in working capital partially offset by a decrease in income from continuing operations, higher days sales outstanding and the funding of one additional payroll in the first quarter of 2016 compared to the first quarter of 2015.

“West Corporation started 2016 with another strong quarter of free cash flow,” said Jan Madsen, chief financial officer. “We deployed the cash the Company generated last quarter to make West more valuable. In the first quarter, we paid down $30.9 million in debt and we invested $22.0 million to buy back stock and $9.3 million for the acquisition of Synrevoice.”

During the first quarter of 2016, the Company invested $36.4 million, or 6.4 percent of revenue, in capital expenditures, primarily for software, computer equipment and to support the AT&T ESInet partnership.

AT&T Partnership

During the first quarter, the Company announced a long-term agreement with AT&T to deploy a standardized, scalable nationwide architecture designed to support IP communications for public safety answering points (AT&T ESInet). This platform will be the next generation 9-1-1 offering for AT&T’s 21-state footprint and elsewhere in the U.S.

Revenue expected in 2016 from this agreement is included in the Company’s guidance which was provided with its fourth quarter results in February.

Acquisition

On March 14, 2016, the Company acquired substantially all of the assets of Synrevoice Technologies, Inc. (“Synrevoice”), a leading provider of K-12 notifications in Canada. Synrevoice serves approximately three million K-12 students in Canada and approximately 1.2 million students in the U.S. Synrevoice will be combined with the Company’s SchoolMessenger solutions in the Education group of its Interactive Services operating segment. The purchase price was approximately $9.3 million and was funded with cash on hand.

Share Repurchase Program

During the first quarter of 2016, the Company’s Board of Directors approved a share repurchase program under which the Company may repurchase up to an aggregate of $75 million of its outstanding common stock. Purchases under the program may be made from time to time through open market purchases, block transactions or privately negotiated transactions. The Company expects to fund the program using its cash on hand and cash generated from operations. The program may be suspended or discontinued at any time without prior notice.

During the first quarter of 2016, the Company repurchased one million shares of common stock for an aggregate purchase price of approximately $22.0 million, funded with cash on hand.

Conference Call

The Company will hold a conference call to discuss these topics on Tuesday, May 3, 2016 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq: WSTC) is a global provider of technology-enabled communication services. West helps manage or support essential enterprise communications with services that include unified communications services, safety services, interactive services such as automated notifications, telecom services and specialty agent services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive markets; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; and future impairments of our substantial goodwill, intangible assets, or other long-lived assets. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; West’s ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2016	2015
	Actual	Actual	% Change
Revenue	$570,779	$565,490	0.9%
Cost of services	241,012	239,701	0.5%
Selling, general and administrative expenses	220,843	215,096	2.7%

Operating income	108,924	110,693	-1.6%
Interest expense, net	38,483	38,842	-0.9%
Other expense (income), net	1,040	(3,839)	NM

Income from continuing operations before tax	69,401	75,690	-8.3%
Income tax expense attributed to continuing operations	24,846	27,056	-8.2%

Income from continuing operations	44,555	48,634	-8.4%
Income from discontinued operations, net of income taxes	—	31,866	—

Net income	$44,555	$80,500	-44.7%

Weighted average shares outstanding:
Basic	83,149	84,125
Diluted	84,615	86,226
Earnings per share - Basic:
Continuing operations	$0.54	$0.58	-6.9%
Discontinued operations	—	0.38	—

Total Earnings Per Share - Basic	$0.54	$0.96	-43.8%

Earnings per share - Diluted:
Continuing operations	$0.53	$0.56	-5.4%
Discontinued operations	—	0.37	—

Total Earnings Per Share - Diluted	$0.53	$0.93	-43.0%

SELECTED FINANCIAL DATA:

		Contribution
		to Rev. Growth
Changes in Revenue - 1Q16 compared to 1Q15:
Revenue for the three months ended Mar. 31, 2015	$565,490
Revenue from acquired entities[3]	7,336	1.3%
Revenue from two previously disclosed lost clients	(18,200)	-3.2%
Estimated impact of foreign currency exchange rates	(3,690)	-0.7%
Adjusted organic growth, net	19,843	3.5%

Revenue for the three months ended Mar. 31, 2016	$570,779	0.9%

	Three Months Ended March 31,
	2016	2015
	Actual	Actual	% Change
SELECTED REPORTABLE SEGMENT DATA:
Revenue:
Unified Communications Services	$362,713	$369,458	-1.8%
Safety Services	71,164	68,578	3.8%
Interactive Services	71,729	62,467	14.8%
Specialized Agent Services	68,378	67,078	1.9%
Intersegment eliminations	(3,205)	(2,091)	NM

Total	$570,779	$565,490	0.9%

Depreciation:
Unified Communications Services	$17,543	$17,229	1.8%
Safety Services	4,554	4,867	-6.4%
Interactive Services	3,920	3,359	16.7%
Specialized Agent Services	2,784	1,647	69.0%

Total	$28,801	$27,102	6.3%

Amortization:
Unified Communications Services - SG&A	$3,393	$3,255	4.2%
Safety Services - SG&A	3,383	4,649	-27.2%
Safety Services - COS	3,269	3,293	-0.7%
Interactive Services - SG&A	5,055	3,795	33.2%
Specialized Agent Services - SG&A	4,594	4,827	-4.8%
Deferred financing costs	4,909	5,002	-1.9%

Total	$24,603	$24,821	-0.9%

Share-based compensation:
Unified Communications Services	$4,328	$3,271	32.3%
Safety Services	1,227	919	33.5%
Interactive Services	761	581	31.0%
Specialized Agent Services	1,350	658	105.2%

Total	$7,666	$5,429	41.2%

Cost of services:
Unified Communications Services	$166,196	$168,315	-1.3%
Safety Services	27,315	26,505	3.1%
Interactive Services	16,152	13,662	18.2%
Specialized Agent Services	33,151	31,571	5.0%
Intersegment eliminations	(1,802)	(352)	NM

Total	$241,012	$239,701	0.5%

Selling, general and administrative expenses:
Unified Communications Services	$107,449	$106,265	1.1%
Safety Services	34,876	38,871	-10.3%
Interactive Services	49,769	43,231	15.1%
Specialized Agent Services	30,709	26,972	13.9%
Corporate Other	(557)	1,496	NM
Intersegment eliminations	(1,403)	(1,739)	-19.3%

Total	$220,843	$215,096	2.7%

Operating income:
Unified Communications Services	$89,068	$94,878	-6.1%
Safety Services	8,973	3,202	180.2%
Interactive Services	5,808	5,574	4.2%
Specialized Agent Services	4,518	8,535	-47.1%
Corporate Other	557	(1,496)	NM

Total	$108,924	$110,693	-1.6%

Operating margin:
Unified Communications Services	24.6%	25.7%
Safety Services	12.6%	4.7%
Interactive Services	8.1%	8.9%
Specialized Agent Services	6.6%	12.7%

Total	19.1%	19.6%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,	%
	2016	2015	Change
Assets:
Current assets:
Cash and cash equivalents	$133,295	$182,338	-26.9%
Trust and restricted cash	13,638	19,829	-31.2%
Accounts receivable, net	389,889	373,087	4.5%
Income taxes receivable	7,017	19,332	-63.7%
Prepaid assets	55,942	43,093	29.8%
Deferred expenses	64,231	65,781	-2.4%
Other current assets	26,851	22,040	21.8%
Assets held for sale	18,974	17,672	7.4%

Total current assets	709,837	743,172	-4.5%
Property and Equipment:
Property and equipment	1,080,267	1,053,678	2.5%
Accumulated depreciation and amortization	(744,662)	(718,834)	3.6%

Net property and equipment	335,605	334,844	0.2%
Goodwill	1,925,032	1,915,690	0.5%
Intangible assets, net	360,117	370,021	-2.7%
Other assets	192,107	191,490	0.3%

Total assets	$3,522,698	$3,555,217	-0.9%

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accounts payable	$90,284	$92,935	-2.9%
Deferred revenue	158,589	161,828	-2.0%
Accrued expenses	203,169	220,926	-8.0%
Current maturities of long-term debt	26,563	24,375	9.0%

Total current liabilities	478,605	500,064	-4.3%
Long-term obligations	3,290,373	3,318,688	-0.9%
Deferred income taxes	108,676	102,530	6.0%
Other long-term liabilities	181,258	186,073	-2.6%

Total liabilities	4,058,912	4,107,355	-1.2%
Stockholders’ Deficit:
Common stock	86	85	1.2%
Additional paid-in capital	2,202,472	2,193,193	0.4%
Retained deficit	(2,581,983)	(2,607,415)	-1.0%
Accumulated other comprehensive loss	(69,563)	(72,736)	-4.4%
Treasury stock at cost	(87,226)	(65,265)	33.6%

Total stockholders’ deficit	(536,214)	(552,138)	-2.9%

Total liabilities and stockholders’ deficit	$3,522,698	$3,555,217	-0.9%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of acquisitions and acquisition-related costs and certain non-cash items. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income from operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands

	Three Months Ended March 31,
	2016	2015	% Change
Consolidated:
Operating income	$108,924	$110,693	-1.6%
Amortization of acquired intangible assets	16,425	16,526	-0.6%
Share-based compensation	7,666	5,429	41.2%
Secondary equity offering expense	—	707	—
M&A and acquisition-related costs	1,088	778	39.8%

Adjusted operating income	$134,103	$134,133	0.0%

Adjusted operating income margin	23.5%	23.7%
Unified Communications Services:
Operating income	$89,068	$94,878	-6.1%
Amortization of acquired intangible assets	3,393	3,255	4.2%
Share-based compensation	4,328	3,271	32.3%
Secondary equity offering expense	—	45	—
M&A and acquisition-related costs	491	—	—

Adjusted operating income	$97,280	$101,449	-4.1%

Adjusted operating income margin	26.8%	27.5%
Safety Services:
Operating income	$8,973	$3,202	180.2%
Amortization of acquired intangible assets	3,383	4,649	-27.2%
Share-based compensation	1,227	919	33.5%
Secondary equity offering expense	—	15	—

Adjusted operating income	$13,583	$8,785	54.6%

Adjusted operating income margin	19.1%	12.8%
Interactive Services:
Operating income	$5,808	$5,574	4.2%
Amortization of acquired intangible assets	5,055	3,795	33.2%
Share-based compensation	761	581	31.0%
Secondary equity offering expense	—	7	—
M&A and acquisition-related costs	552	628	-12.1%

Adjusted operating income	$12,176	$10,585	15.0%

Adjusted operating income margin	17.0%	16.9%
Specialized Agent Services:
Operating income	$4,518	$8,535	-47.1%
Amortization of acquired intangible assets	4,594	4,827	-4.8%
Share-based compensation	1,350	658	105.2%
Secondary equity offering expense	—	9	—
M&A and acquisition-related costs	—	150	—

Adjusted operating income	$10,462	$14,179	-26.2%

Adjusted operating income margin	15.3%	21.1%
Corporate Other:
Operating income (loss)	$557	$(1,496)
Secondary equity offering expense	—	631
M&A and acquisition-related costs	45	—

Adjusted operating income (loss)	$602	$(865)

Adjusted Net Income and Adjusted Earnings per Share Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of bond redemption premiums, acquisitions and acquisition-related costs and certain non-cash items. Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies. The Company utilizes this non-GAAP measure to make decisions about the use of resources, analyze performance and measure management’s performance with stated objectives. Set forth below is a reconciliation of adjusted net income from net income.

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

	Three Months Ended March 31,
	2016	2015	% Change
CONTINUING OPERATIONS
Income from continuing operations	$44,555	$48,634	-8.4%
Amortization of acquired intangible assets	16,425	16,526
Amortization of deferred financing costs	4,909	5,002
Share-based compensation	7,666	5,429
Secondary equity offering expense	—	707
M&A and acquisition-related costs	1,088	778

Pre-tax total	30,088	28,442
Income tax expense on adjustments	10,772	10,168

Adjusted income from continuing operations	$63,871	$66,908	-4.5%

Diluted shares outstanding	84,615	86,226
Adjusted EPS from continuing operations - diluted	$0.75	$0.78	-3.8%

	Three Months Ended March 31,
	2016	2015
DISCONTINUED OPERATIONS
Income from discontinued operations	$—	$31,866
Amortization of acquired intangible assets	—	41
Share-based compensation	—	1,576
M&A and acquisition-related costs	—	356

Pre-tax total	—	1,973
Income tax benefit on adjustments	—	756

Adjusted income from discontinued operations	$—	$33,083

Diluted shares outstanding	84,615	86,226
Adjusted EPS from discontinued operations - diluted	$—	$0.38

	Three Months Ended March 31,
	2016	2015	% Change
CONSOLIDATED
Net income	$44,555	$80,500	-44.7%
Amortization of acquired intangible assets	16,425	16,567
Amortization of deferred financing costs	4,909	5,002
Share-based compensation	7,666	7,005
Secondary equity offering expense	—	707
M&A and acquisition-related costs	1,088	1,134

Pre-tax total	30,088	30,415
Income tax expense on adjustments	10,772	10,924

Adjusted net income	$63,871	$99,991	-36.1%

Diluted shares outstanding	84,615	86,226
Adjusted EPS - diluted	$0.75	$1.16	-35.3%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operating activities less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operating activities or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow from cash flows from operating activities.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands

	Three Months Ended March 31,
	2016	2015	% Change
CONTINUING OPERATIONS
Cash flows from operating activities	$60,052	$58,396	2.8%
Cash capital expenditures	36,357	36,307	0.1%

Free cash flow	$23,695	$22,089	7.3%

	Three Months Ended March 31,
	2016	2015
DISCONTINUED OPERATIONS
Cash flows from (used in) operating activities	$—	$(5,279)
Cash capital expenditures	—	1,930

Free cash flow	$—	$(7,209)

	Three Months Ended March 31,
	2016	2015	% Change
CONSOLIDATED
Cash flows from operating activities	$60,052	$53,117	13.1%
Cash capital expenditures	36,357	38,237	-4.9%

Free cash flow	$23,695	$14,880	59.2%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses “Adjusted EBITDA.” The Company defines Adjusted EBITDA as earnings before interest expense, share-based compensation, taxes, depreciation and amortization and transaction costs. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. Although the Company uses Adjusted EBITDA as a measure of its liquidity, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operating activities or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented here as the Company understands investors use it as a measure of its historical ability to service debt and compliance with covenants in its senior credit facilities. Further, Adjusted EBITDA is presented here as the Company uses it to measure its performance and to conduct and evaluate its business during its regular review of operating results for the periods presented. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA from cash flow from operating activities and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands

	Three Months Ended Mar. 31,
	2016	2015
CONTINUING OPERATIONS
Cash flows from operating activities	$60,052	$58,396
Income tax expense	24,846	27,056
Deferred income tax expense	(2,377)	(2,961)
Interest expense and other financing charges	38,985	39,537
Provision for share-based compensation	(7,666)	(5,429)
Amortization of deferred financing costs	(4,909)	(5,002)
Other	(434)	(216)
Changes in operating assets and liabilities, net of business acquisitions	48,384	50,767

EBITDA	156,881	162,148
Provision for share-based compensation	7,666	5,429
Secondary equity offering expense	—	707
M&A and acquisition-related costs	1,088	778

Adjusted EBITDA	$165,635	$169,062

Cash flows from operating activities	$60,052	$58,396
Cash flows used in investing activities	$(39,460)	$(38,403)
Cash flows used in financing activities	$(70,245)	$(234,482)

	Three Months Ended Mar. 31,
	2016	2015
DISCONTINUED OPERATIONS
Cash flows from operating activities	$—	$(5,279)
Income tax expense	—	19,817
Deferred income tax expense	—	(4,334)
Provision for share-based compensation	—	(1,576)
Other	—	29,596
Changes in operating assets and liabilities, net of business acquisitions	—	13,500

EBITDA	—	51,724
Provision for share-based compensation	—	1,576
M&A and acquisition-related costs	—	356
Gain on sale of business	—	(48,556)

Adjusted EBITDA	$—	$5,100

Cash flows from operating activities	$—	$(5,279)
Cash flows from (used in) investing activities	$—	$263,806
Cash flows used in financing activities	$—	$—

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow, cont.

	Three Months Ended Mar. 31,
	2016	2015
CONSOLIDATED
Cash flows from operating activities	$60,052	$53,117
Income tax expense	24,846	46,873
Deferred income tax expense	(2,377)	(7,295)
Interest expense and other financing charges	38,985	39,537
Provision for share-based compensation	(7,666)	(7,005)
Amortization of deferred financing costs	(4,909)	(5,002)
Other	(434)	29,380
Changes in operating assets and liabilities, net of business acquisitions	48,384	64,267

EBITDA	156,881	213,872
Provision for share-based compensation	7,666	7,005
Secondary equity offering expense	—	707
M&A and acquisition-related costs	1,088	1,134
Gain on sale of business	—	(48,556)

Adjusted EBITDA	$165,635	$174,162

CONSOLIDATED
Cash flows from operating activities	$60,052	$53,117
Cash flows from (used in) investing activities	$(39,460)	$225,403
Cash flows used in financing activities	$(70,245)	$(234,482)

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands

	Three Months Ended Mar. 31,
	2016	2015
CONTINUING OPERATIONS
Income from continuing operations	$44,555	$48,634
Interest expense and other financing charges	38,985	39,537
Depreciation and amortization	48,495	46,921
Income tax expense	24,846	27,056

EBITDA	156,881	162,148
Provision for share-based compensation	7,666	5,429
Secondary equity offering expense	—	707
M&A and acquisition-related costs	1,088	778

Adjusted EBITDA	$165,635	$169,062

	Three Months Ended Mar. 31,
	2016	2015
DISCONTINUED OPERATIONS
Income from discontinued operations	$—	$31,866
Depreciation and amortization	—	41
Income tax expense	—	19,817

EBITDA	—	51,724
Provision for share-based compensation	—	1,576
M&A and acquisition-related costs	—	356
Gain on sale of business	—	(48,556)

Adjusted EBITDA	$—	$5,100

	Three Months Ended Mar. 31,
	2016	2015
CONSOLIDATED
Net income	$44,555	$80,500
Interest expense and other financing charges	38,985	39,537
Depreciation and amortization	48,495	46,962
Income tax expense	24,846	46,873

EBITDA	156,881	213,872
Provision for share-based compensation	7,666	7,005
Secondary equity offering expense	—	707
M&A and acquisition-related costs	1,088	1,134
Gain on sale of business	—	(48,556)

Adjusted EBITDA	$165,635	$174,162

###

AT THE COMPANY:

Dave Pleiss

Investor Relations

West Corporation

(402) 963-1500

DMPleiss@west.com